AZZ Inc. Reports Fourth Quarter and Fiscal Year 2024 Full Year Results

Record Full Year Sales, Profitability and Cash Flow

April 22, 2024 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), the leading independent provider of hot-dip galvanizing and coil coating solutions in North America, today issued its audited consolidated financial statements contained in the Company's Fiscal Year 2024 Annual Report on Form 10-K for the year ended February 29, 2024.
Fiscal Year 2024 Overview (results from continuing operations as compared to prior year(1)(2)):
◦Total Sales $1,537.6 million, up 16.2%
▪Metal Coatings sales of $656.2 million, up 3.0%
▪Precoat Metals sales of $881.4 million, up 28.4%
◦Diluted EPS of $3.46, up 48.5% versus prior year, Adjusted EPS of $4.53, up 34.8%
◦Net Income of $101.6 million, up 53.2%; Adjusted net income of $132.8 million, up 39.5%
◦Adjusted EBITDA of $333.6 million or 21.7% of sales, versus prior year of $267.4 million or 20.2% of sales
◦Segment EBITDA margin of 30.0% for Metal Coatings and 19.0% for Precoat Metals
◦Cash from operations $244.5 million, up from $91.4 million in the prior year
◦Reduced debt by $115.0 million for the year, resulting in net leverage of 2.9x
Fourth Quarter 2024 Overview (results from continuing operations as compared to prior year(1)):
◦Total Sales of $366.5 million, up 8.9%
▪Metal Coatings sales of $154.4 million, up 3.3%
▪Precoat Metals sales of $212.1 million, up 13.4%
◦Diluted EPS of $0.56, up 273.3% versus prior year, Adjusted EPS of $0.93, up 210.0%
◦Net Income of $17.9 million, up 140.5%; Adjusted net income of $27.5 million, up 260.3%
◦Adjusted EBITDA of $73.9 million or 20.2% of sales, versus prior year of $57.2 million or 17.0% of sales
◦Segment EBITDA margins of 28.6% for Metal Coatings and 17.8% for Precoat Metals
__________________________
(1) Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled in the tables below.
(2) Fiscal 2024 Precoat Metals included results for the full year compared to only 42 weeks of results for fiscal 2023.
Tom Ferguson, President, and Chief Executive Officer of AZZ, commented, "Fiscal year 2024 was a pivotal year for AZZ, that reflects continued success in Metal Coatings and our first full fiscal year of results in Precoat Metals. We are pleased with full-year sales growth of 16.2%, which includes strong results in both Metal Coatings and Precoat Metals. For the year, our Metal Coatings segment delivered record sales of $656.2 million, and 30.0% EBITDA margin, while Precoat Metals delivered record sales results of $881.4 million and 19.0% EBITDA margin.
"I want to express my gratitude to our entire AZZ team for their outstanding performance in fiscal 2024, a great building year for our company and the 37th consecutive year of profitability from continuing operations. I am confident in our ability to create value and generate significant cash as we continue to leverage our strong market positions to meet the improving demand in our end markets — while actively pursuing initiatives to drive future growth and further enhance shareholder value. We are excited about the opportunities ahead," Ferguson concluded.

Segment Performance

Full Year 2024 Metal Coatings
Strong sales of $656.2 million, up 3.0% from prior year. Improved sales were driven by a continued focus on value pricing initiatives and an increase in volume for hot-dip galvanizing driven by continued strength within the renewables, utility and OEM construction markets.
Segment adjusted EBITDA of $196.7 million was up 4.0% versus the prior year. Adjusted EBITDA margin of 30.0% was at the upper end of our previously stated range of 25%-30%, and increased 30 basis points due to working capital improvement and increased price.
Full Year 2024 Precoat Metals
Sales of $881.4 million, including a full year for fiscal 2024, were up 28.4% on 6% lower volume.

Segment adjusted EBITDA of $167.5 million or 19.0% of sales, was up 39.0%, on productivity, efficiency, and cost improvement initiatives.

Fourth Quarter 2024 Metal Coatings
Sales increased 3.3% to $154.4 million and adjusted EBITDA increased 9.2% to $44.2 million versus the prior quarter in fiscal 2023. Sales were primarily driven by increased volume and value-pricing initiatives. Segment EBITDA margin increased to 28.6% of sales, or 150 basis points higher than the prior year fourth quarter EBITDA margin. The increase in EBITDA margin was a result of higher sales and improvements in working capital.

Fourth Quarter 2024 Precoat Metals
Sales increased 13.4% to $212.1 million and adjusted EBITDA increased 41.4% to $37.7 million, versus the prior quarter in fiscal 2023. Sales were seasonally higher driven by volume growth as a result of improved end market conditions in both construction and appliance and share gain initiatives. Segment adjusted EBITDA margin increased to 17.8% of sales, or 360 basis points higher than the prior year fourth quarter EBITDA margin. The increase in EBITDA margin was a result of higher volume, price, and operations improvement initiatives.

Balance Sheet, Liquidity and Capital Allocation
The Company generated fiscal 2024 operating cash flow of $244.5 million compared to $91.4 million in the prior year 2023 with a full year inclusion of Precoat Metals. At the end of the fourth quarter, net leverage was 2.9x LTM EBITDA, which improved approximately 0.7x since the first full quarter following the closing of the Precoat Metals acquisition on May 13, 2022. Consistent with the capital allocation strategy, the Company paid down debt of $115.0 million and returned cash to shareholders through cash dividend payments totaling $31.4 million. Capital expenditures were $95.1 million during the year. Fiscal 2025 capital expenditures are expected to be approximately $100 - $120 million, which includes $50 - $60 million for the greenfield plant construction in Washington, Missouri (completion expected in FY25) and the balance to be allocated to maintenance, productivity enhancements, and environmental, health and safety initiatives. In FY2025 we will continue to allocate our strong cash flow generated from operations to further deleverage the company by approximately $60 - $90 million.

Financial Outlook - Fiscal Year 2025 Guidance
Reiterating previously communicated guidance issued April 8, 2024.

Reiterating FY25 Guidance(1)
Sales	$1.525 - $1.625 billion
Adjusted EBITDA	$310 - $360 million
Adjusted Diluted EPS	$4.50 - $5.00

(1) FY2025 Revised Guidance Assumptions:
a.Excludes the impact of any future acquisitions.
b.Includes approximately $15 - $18 million of equity income from AZZ’s minority interest in its unconsolidated subsidiary.
c.Adjusted Diluted EPS guidance includes the addback of amortization related to the Company’s intangible assets.

Conference Call Details
AZZ Inc. will conduct a live conference call with Tom Ferguson, Chief Executive Officer, Philip Schlom, Chief Financial Officer, and David Nark, Senior Vice President of Marketing, Communications, and Investor Relations to discuss financial results for the fourth quarter of the fiscal year 2024, Monday, April 22, 2024, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available at (877) 344-7529 or (412) 317-0088 (international), replay access code: 3060021, through April 29, 2024, or by visiting http://www.azz.com/investor-relations for the next 12 months.

About AZZ Inc.
AZZ Inc. is the leading independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets. Collectively, our business segments provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.

Safe Harbor Statement
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as "may," "could," "should," "expects," "plans," "will," "might," "would," "projects," "currently," "intends," "outlook," "forecasts," "targets," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our manufactured solutions, including demand by the construction markets, the industrial markets, and the metal coatings markets. We could also experience additional increases in labor costs, components and raw materials including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our manufactured solutions; delays in additional acquisition opportunities; an increase in our debt leverage and/or interest rates on our debt, of which a significant portion is tied to variable interest rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the manufactured solutions that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, including in Part I, Item 1A. Risk Factors, in AZZ's Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and other filings with the SEC, available for viewing on AZZ's website at www.azz.com and on the SEC's website at www.sec.gov. You are urged to consider these factors carefully when evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications, and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Sandy Martin / Phillip Kupper
Three Part Advisors
(214) 616-2207
www.threepa.com

---Financial tables on the following page---

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended February 29/28,		Year Ended February 29/28,
	2024	2023	2024	2023
Sales	$366,499	$336,504	$1,537,589	$1,323,649
Cost of sales	285,452	275,251	1,174,128	1,027,706
Gross margin	81,047	61,253	363,461	295,943

Selling, general and administrative	38,774	25,058	141,861	122,305
Operating income	42,273	36,195	221,600	173,638

Interest expense	(24,734)	(27,061)	(107,065)	(88,800)
Equity in earnings of unconsolidated subsidiaries	4,271	1,591	15,407	2,597
Other income, net	152	658	161	1,240
Income from continuing operations before income taxes	21,962	11,383	130,103	88,675
Income tax expense	4,099	3,956	28,496	22,336
Net income from continuing operations	17,863	7,427	101,607	66,339
Income (loss) from discontinued operations, net of tax	—	(4,356)	—	12,770
Loss on disposal of discontinued operations, net of tax	—	(2,010)	—	(132,083)
Net loss from discontinued operations	—	(6,366)	—	(119,313)
Net income (loss)	17,863	1,061	101,607	(52,974)
Dividends on preferred stock	(3,600)	(3,600)	(14,400)	(8,240)
Net income (loss) available to common shareholders	$14,263	$(2,539)	$87,207	$(61,214)
Basic earnings (loss) per share
Earnings per common share from continuing operations	$0.57	$0.15	$3.48	$2.34
Loss per common share from discontinued operations	$—	$(0.26)	$—	$(4.81)
Earnings (loss) per common share	$0.57	$(0.10)	$3.48	$(2.47)
Diluted earnings (loss) per share
Earnings per common share from continuing operations	$0.56	$0.15	$3.46	$2.33
Loss per common share from discontinued operations	$—	$(0.25)	$—	$(4.78)
Earnings (loss) per common share	$0.56	$(0.10)	$3.46	$(2.45)

Weighted average shares outstanding - Basic	25,094	24,903	25,041	24,828
Weighted average shares outstanding - Diluted	25,346	25,013	25,209	24,978

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)

	Three Months Ended February 29/28,		Year Ended February 29/28,
	2024	2023	2024	2023
Sales:
Metal Coatings	$154,373	$149,415	$656,189	$636,982
Precoat Metals	212,126	187,089	881,400	686,667
Total Sales	$366,499	$336,504	$1,537,589	$1,323,649

Adjusted EBITDA
Metal Coatings	$44,157	$40,419	$196,659	$189,009
Precoat Metals	37,655	26,628	167,512	120,473
Infrastructure Solutions	4,270	1,590	14,911	2,597
Total Segment Adjusted EBITDA(1)	$86,082	$68,637	$379,082	$312,079

(1) See the Non-GAAP disclosure section below for a reconciliation between the various measures calculated in accordance with GAAP to the non-GAAP financial measures.

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)
	As of
	February 29, 2024	February 28, 2023
Assets:
Current assets	$366,999	$417,416
Property, plant and equipment, net	541,652	498,503
Other non-current assets, net	1,286,854	1,305,560
Total assets	$2,195,505	$2,221,479

Liabilities, Mezzanine Equity, and Shareholders’ Equity:
Current liabilities	$194,306	$187,240
Long-term debt, net	952,742	1,058,120
Other non-current liabilities	113,966	122,659
Mezzanine Equity	233,722	233,722
Shareholders' Equity	700,769	619,738
Total liabilities, mezzanine equity, and shareholders' equity	$2,195,505	$2,221,479

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Year Ended February 29/28,
	2024	2023
Net cash provided by operating activities of continuing operations	$244,468	$91,430
Net cash used in investing activities of continuing operations	(95,064)	(1,228,921)
Net cash provided by (used in) financing activities of continuing operations	(147,888)	1,027,335
Cash provided by discontinued operations	—	97,389
Effect of exchange rate changes on cash	13	505
Net increase in cash and cash equivalents	1,529	(12,262)
Cash and cash equivalents at beginning of period	2,820	15,082
Cash and cash equivalents from continuing operations at end of period	$4,349	$2,820

AZZ Inc.
Non-GAAP Disclosure
Adjusted Net Income, Adjusted Earnings Per Share and Adjusted EBITDA

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), we provide adjusted net income, adjusted earnings per share and adjusted EBITDA (collectively, the "Adjusted Earnings Measures"), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency when comparing operating results across a broad spectrum of companies, which provides a more complete understanding of our financial performance, competitive position and prospects for future capital investment and debt reduction. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted net income, adjusted earnings per share and adjusted EBITDA to assess operating performance and that such measures may highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.
Management defines adjusted net income and adjusted earnings per share to exclude intangible asset amortization, acquisition expenses, transaction related expenses and certain legal settlements and accruals, from the reported GAAP measure. Management defines Adjusted EBITDA as earnings excluding depreciation, amortization, interest, provision for income taxes, acquisition expenses, transaction related expenses and certain legal settlements and accruals. Management believes Adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company's ability to incur and service debt and its capacity for making capital expenditures in the future.
Management provides non-GAAP financial measures for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider these measures in addition to, but not instead of or superior to, the Company's financial statements prepared in accordance with GAAP, and undue reliance should not be placed on these non-GAAP financial measures. Additionally, these non-GAAP financial measures may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
The following tables provides a reconciliation for the three months ended and year ended February 29, 2024 and February 28, 2023 between the non-GAAP Adjusted Earnings Measures to the most comparable measures, calculated in accordance with GAAP (dollars in thousands, except per share data):

Adjusted Net Income and Adjusted Earnings Per Share from Continuing Operations

	Three Months Ended February 29/28,				Year Ended February 29/28,
	2024		2023		2024		2023
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income from continuing operations	$17,863		$7,427		$101,607		$66,339
Less: preferred stock dividends	(3,600)		(3,600)		(14,400)		(8,240)
Net income from continuing operations available to common shareholders	14,263		3,827		87,207		58,099
Impact of preferred stock dividends	3,600		—		14,400		8,240
Net income and diluted earnings per share from continuing operations for Adjusted net income calculation(2)	17,863	$0.61	3,827	$0.15	101,607	$3.46	66,339	$2.35
Adjustments:
Acquisition and transaction-related expenditures(3)	—	—	—	—	—	—	15,320	0.54
Amortization of intangible assets	5,852	0.19	4,998	0.20	23,960	0.83	22,613	0.79
Legal settlement and accrual(4)	6,793	0.23	—	—	17,043	0.58	—	—
Subtotal	12,645	0.42	4,998	0.20	41,003	1.41	37,933	1.33
Tax impact(5)	(3,035)	(0.10)	(1,200)	(0.05)	(9,841)	(0.34)	(9,104)	(0.32)
Total adjustments	9,610	0.32	3,798	0.15	31,162	1.07	28,829	1.01
Adjusted net income and adjusted earnings per share from continuing operations (non-GAAP)	$27,473	$0.93	$7,625	$0.30	$132,769	$4.53	$95,168	$3.36

Weighted average shares outstanding - Diluted		29,463		25,013		29,326		28,283

See notes on page 11.

Adjusted EBITDA from Continuing Operations

	Three Months Ended February 29/28,		Year Ended February 29/28,
	2024	2023	2024	2023
Net income from continuing operations	$17,863	$7,427	$101,607	$66,339
Interest expense	24,734	27,061	107,065	88,800
Income tax expense	4,099	3,956	28,496	22,336
Depreciation and amortization(6)	20,388	18,777	79,423	74,590
Adjustments:
Acquisition and transaction-related expenditures(3)	—	—	—	15,320
Legal settlement and accrual	6,793	—	17,043	—
Adjusted EBITDA from continuing operations (non-GAAP)	$73,877	$57,221	$333,634	$267,385

See notes on page 11.

Adjusted EBITDA from Continuing Operations by Segment

	Three Months Ended February 29, 2024
	Metal Coatings	Precoat Metals	Infra- structure Solutions	Corporate	Total
Net income (loss) from continuing operations	$36,501	$30,121	$4,270	$(53,029)	$17,863
Interest expense	—	—	—	24,734	24,734
Income tax expense	—	—	—	4,099	4,099
Depreciation and amortization(6)	6,706	7,534	—	6,148	20,388
Adjustments:
Legal accrual	950	—	—	5,843	6,793
Adjusted EBITDA from continuing operations (non-GAAP)	$44,157	$37,655	$4,270	$(12,205)	$73,877

See notes on page 11.

	Three Months Ended February 28, 2023
	Metal Coatings	Precoat Metals	Infra- structure Solutions	Corporate	Total
Net income (loss) from continuing operations	$32,249	$16,319	$1,590	$(42,731)	$7,427
Interest expense	—	—	—	27,061	27,061
Income tax expense	—	—	—	3,956	3,956
Depreciation and amortization(6)	8,170	10,309	—	298	18,777
Adjusted EBITDA from continuing operations (non-GAAP)	$40,419	$26,628	$1,590	$(11,416)	$57,221

See notes on page 11.

	Year Ended February 29, 2024
	Metal Coatings	Precoat Metals	Infra- structure Solutions	Corporate	Total
Net income (loss) from continuing operations	$164,856	$139,571	$9,161	$(211,981)	$101,607
Interest expense	—	—	—	107,065	107,065
Income tax expense	—	—	—	28,496	28,496
Depreciation and amortization(6)	26,353	27,941	—	25,129	79,423
Adjustments:
Legal settlement and accrual(4)	5,450	—	5,750	5,843	17,043
Adjusted EBITDA from continuing operations (non-GAAP)	$196,659	$167,512	$14,911	$(45,448)	$333,634

See notes on page 11.

	Year Ended February 28, 2023
	Metal Coatings	Precoat Metals	Infra- structure Solutions	Corporate	Total
Net income (loss) from continuing operations	$156,054	$80,274	$2,597	$(172,586)	$66,339
Interest expense	—	—	—	88,800	88,800
Income tax expense	—	—	—	22,336	22,336
Depreciation and amortization(6)	32,955	40,199	—	1,436	74,590
Adjustments:
Acquisition and transaction-related expenditures(3)	—	—	—	15,320	15,320
Adjusted EBITDA from continuing operations (non-GAAP)	$189,009	$120,473	$2,597	$(44,694)	$267,385

See notes on page 11.

Debt Leverage Ratio Reconciliation

	Trailing Twelve Months Ended
	February 29,	February 28,	August 31,
	2024	2023	2022
Gross debt	$1,010,250	$1,125,250	$1,323,750
Less: Cash per bank statement	(24,807)	(9,500)	—
Add: finance lease liability	3,474	1,329	1,115
Consolidated indebtedness	$988,917	$1,117,079	$1,324,865

Net income	$101,607	$66,339	$63,737
Depreciation and amortization	79,423	74,590	50,044
Interest expense	107,065	88,800	38,588
Income tax expense	28,496	22,336	27,865
EBITDA	316,591	252,065	180,234
Adjustment to EBITDA as defined in the Credit Agreement	—	(87,476)	45,968
EBITDA per Credit Agreement	316,591	164,589	226,202
Cash items(7)	25,443	15,236	15,236
Non-cash items(8)	9,510	145,357	124,031
Equity in earnings, net of distributions	(12,294)	(2,597)	—
Adjusted EBITDA per Credit Agreement	$339,250	$322,585	$365,469

Net leverage ratio	2.9x	3.5x	3.6x

(1) Earnings per share amounts included in the table above may not sum due to rounding differences.
(2) For the three months ended and year ended February 29, 2024, diluted earnings per share is based on weighted average shares outstanding of
25,346 and 25,209, respectively, as the preferred shares are anti-dilutive. The calculations of adjusted diluted earnings per share is based on weighted average shares outstanding of 29,463 and 29,326, respectively, as the preferred shares are dilutive for these calculations. For the year ended February 28, 2023, diluted earnings per share is based on weighted average shares outstanding of 24,978, as the preferred shares are anti-
dilutive. The calculation of adjusted diluted earnings per share is based on weighted average shares outstanding of 28,283, as the preferred shares are dilutive for this calculation. Adjusted net income for adjusted earnings per share also includes the addback of preferred dividends for the periods noted above.
(3) Includes Corporate expenses related to the Precoat Metals acquisition and the divestiture of AZZ Infrastructure Solutions business into the AVAIL
JV.
(4) For the three months ended February 29, 2024, represents a legal accrual related to the Metal Coatings segment of $1.0 million and $5.8 million for the settlement of a litigation matter that was acquired as part of the Precoat Acquisition and relates to the business activities that were discontinued
prior to our acquisition. For the year ended February 29, 2024, consists of the $5.5 million accrual for the Metal Coatings segment, $5.8 million for the settlement of a litigation matter related to the AIS segment that was retained following the sale of the AIS business, and $5.8 million for the settlement of a litigation matter that was acquired as part of the Precoat Acquisition mentioned above.
(5) The non-GAAP effective tax rate for each of the periods presented is estimated at 24.0%.
(6) For the three months ended and year ended February 29, 2024, amortization expense for acquired intangible assets of $5.9 million and
$24.0 million, respectively, are included in Corporate expenses in "Selling, general and administrative" expense, as these expenses are not allocated to the segments. For the three months ended and year ended February 28, 2023, amortization expense for acquired intangible assets of $1.7 million and $7.1 million, respectively, are included in the AZZ Metal Coatings expense in "Cost of sales", and $3.3 million and $15.5 million, respectively, are included in AZZ Precoat Metals in "Selling, general and administrative" expense.
(7) Cash items includes certain legal settlements and accruals, costs associated with the AVAIL JV transition services agreement and costs associated with the Precoat Acquisition.
(8) Non-cash items includes losses related to the divestiture of the AIS business, stock-based compensation expense and other non-cash expenses.